Exhibit 10.85

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE BLUEPRINT MEDICINES CORPORATION

2020 INDUCEMENT PLAN

Name of Grantee: %%FIRST_NAME%-% %%LAST_NAME%-%

No. of Restricted Stock Units: %%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Grant Date: %%OPTION_DATE%-%

Pursuant to the Blueprint Medicines Corporation 2020 Inducement Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above, subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement, including the Privacy Notice attached hereto as Exhibit A (the “Agreement”) and in the Plan. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.001 per share, of the Company (the “Stock”). For the avoidance of doubt, this Award is not issued under the Company’s 2015 Stock Option and Incentive Plan, as amended from time to time, and does not reduce the share reserve under such equity plan. This Award has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of The Nasdaq Stock Market LLC.

1.          Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.          Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in a continuous Service Relationship with the Company or any Service Recipient (as such terms are defined in Section 3 below) through such Dates; provided that the vesting of the Award shall accelerate and the Award shall become fully vested immediately upon termination of the Grantee's Service Relationship due to the Grantee’s death or disability. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date

%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1%-%
%%SHARES_PERIOD2%-%	%%VEST_DATE_PERIOD2%-%
%%SHARES_PERIOD3%-%	%%VEST_DATE_PERIOD3%-%
%%SHARES_PERIOD4%-%	%%VEST_DATE_PERIOD4%-%

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.          Termination of Service Relationship. If the Grantee’s employment or service relationship as a consultant or director, as applicable (the “Service Relationship”) with the Company or, if different, the Subsidiary with which the Grantee has a Service Relationship (the “Service Recipient”) terminates for any reason prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. The Company’s determination of the reason for termination of the Grantee’s Service Relationship shall be conclusive and binding on the Grantee and the Grantee’s representatives or legatees.

4.          Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.          Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.          Tax Withholding.

(a)The Grantee acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, the subsequent sale of shares of

Stock acquired pursuant to such vesting and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, he or she acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Administrator to satisfy all Tax-Related Items. In this regard, the Grantee authorizes and directs the Company to cause its transfer agent and any manager of the Company’s stock plan benefits to sell on the Grantee’s behalf a whole number of shares of Stock from those shares of Stock issued to the Grantee necessary to satisfy the Tax-Related Items withholding obligations. The Grantee acknowledges that the Grantee shall have no control over the timing of such mandatory sale, and the Company shall use the proceeds from such sale to satisfy the Grantee’s liability for Tax-Related Items.

(c)Notwithstanding the foregoing, if such mandatory sale is prevented by a legal, contractual, regulatory or accounting restriction or if the obligation for Tax-Related Items arises other than in connection with the vesting (and associated settlement) of the Restricted Stock Units, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from wages or other cash compensation paid to the Grantee by the Company, including director fees, and/or the Service Recipient; (iii) withholding in shares of Stock to be issued upon vesting of the Restricted Stock Units (provided, in the case of Section 16 officer of the Company subject to Section 16 of the Exchange Act of 1934 (the “Exchange Act”), that this method is authorized by the Administrator as constituted in accordance with Rule 16b-3 under the Exchange Act); or (iv) any other method of withholding determined by the Administrator and permitted by applicable law.

(d)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock, or if not refunded, the Grantee may seek a refund from local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

(e)The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

7.          Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.          No Obligation to Continue Service Relationship. Neither the Company nor the Service Recipient, as applicable, is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or the Service Recipient, as applicable, to terminate the Service Relationship of the Grantee at any time.

9.          Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.        Personal Data. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company may collect and process the Grantee’s personal data, including sharing it with its Subsidiaries and certain agents thereof (together, the “Relevant Companies”) in connection with administering the Plan and performing its obligations under this Agreement (the “Relevant Information”). The Company may also transfer the Grantee’s personal data to countries with privacy laws that may be less protective than those of the Grantee’s country.  The attached Exhibit A -- Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Grantee’s personal data will be processed and the Grantee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

11.        Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Award or future awards that may be granted under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.Governing Law and Venue. This Award and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

14.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kathryn D. Haviland
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:
%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-%
%%COUNTRY%-%
%%ZIPCODE%-%

EXHIBIT A

PRIVACY NOTICE

If you, the individual named as the Grantee in the Agreement to which this Exhibit A -- Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller) and Relevant Companies as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Subsidiaries, affiliates and certain third-party service providers (“Relevant Companies”) in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with a third-party service provider, we do so for purposes of administering the Plan and we enter into a contract with the service provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Transfers of Personal Data

Your personal data may be sent to the Company and Relevant Companies in the United States or any country where we have operations or in which we engage service providers, which may include locations outside of your country of residence and where data protection rules may be different from those of your country.  In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Relevant Companies in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data.  These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed.  For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA.  A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner:  Data Protection - Switzerland (admin.ch).

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com